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                                                                    EXHIBIT 10.4


                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                          OUTSIDE DIRECTORS STOCK PLAN
                   (Amended and Restated as of April 24, 2003)

1. Stock Grant. Subject to the approval of the adoption on by the Board of Directors ("Board") of Schweitzer-Mauduit International, Inc. ("Company") of the Schweitzer-Mauduit International, Inc. Outside Directors Stock Plan ("Plan") by the sole shareholder of the Company, any member of the Board who is not otherwise actively employed by the Company or any of its subsidiaries or affiliates ("Outside Director") shall receive his or her annual retainer fees in shares of unrestricted common stock of the Company, with any fractional share to be paid in cash.

2. Administration. This Plan shall be administered by the Board or a Committee thereof, as appointed from time to time ("Administrator"). The Administrator shall have discretion to interpret the Plan, including any ambiguities contained herein, and, subject to its provisions, to make all determinations necessary or desirable for the Plan's administration. Any action taken by the Administrator in the interpretation and administration of the Plan shall be final and binding in all matters relating to the Plan. The Administrator may authorize any director, officer, or employee of the Company to assist the Administrator in the administration of the Plan and to execute documents on behalf of the Administrator. The Administrator may also delegate to such director, officer, or employee such other ministerial or administrative duties as deemed appropriate by the Administrator. No member of the Board or of the Committee serving as Administrator shall be liable for any act done or omitted to be done by such member or by any other member in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3. Source of Shares. Shares delivered by the Company to an Outside Director in accordance with this Plan will be unrestricted shares of common stock of the Company, which may be either authorized and unissued shares or shares that were once issued and subsequently reacquired by the Company; provided, however, that such shares have been registered with the Securities and Exchange Commission; and provided further, that the total number of shares issued under this Plan shall not exceed 130,000 absent Board approval.

         The Company is under no obligation to establish a fund or reserve in order to distribute shares under the Plan. The Company has not segregated or earmarked any shares or any of the Company's assets for the benefit of an Outside Director, and the Plan does not, and shall not be construed to, require the Company to do so. The Outside Director shall have only an unsecured, contractual right against the Company for the grant hereunder, and such right shall not be deemed superior to the right of any other creditor.

4. Amount of Compensation to be Paid in Stock. The Outside Director shall receive payment of his or her annual retainer fees solely in shares of unrestricted common stock with any fractional share to be paid in cash.

5. Number of Shares and Date of Payment. (a) Any shares due to an Outside Director under this Plan for a calendar year shall be payable on a quarterly basis on January 1, April 1, July 1,


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and October 1. The number of shares to be distributed to an Outside Director shall be determined by first dividing the director's annual retainer fees by four (4) and then dividing such quarterly quotient by the market value of the common stock of the Company as determined under subparagraph (b) below, with subsequent distributions base on such quarterly quotient divided by the market value of the common stock of the Company as determined under subparagraph (b) below. In no event shall the payment to an Outside Director under this Plan exceed the annual retainer fee or portion thereof actually payable to such Outside Director, and the Administrator, as necessary, shall make such pro rata adjustments to the number of shares payable to an Outside Director hereunder to reflect any reduction in his or her annual retainer fee or portion thereof actually payable to the Outside Director.

         (b) For purposes of this Plan, the term "market value" shall have the following meaning:

                  (1) with respect to common stock of the Company that is issued by the Company, the average of the high and low prices of the common stock of the Company, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date one day prior to the date of distribution as set forth in (a) above (or the average of the high and 1ow sale prices on the trading day immediately preceding such determination date if the common stock of the Company is not traded on the date one day prior to the date of distribution).

                  (2) with respect to common stock of the Company that is purchased on the open market for distribution hereunder, the actual purchase price paid for such common stock on the date of purchase.

6. Nontransferability of Rights. During an Outside Director's lifetime, any payment under the Plan shall be made only to the Outside Director or his or her estate. No amount under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt under the Plan to do so shall be void. No amount under the Plan shall be subject to the debts, contracts, liabilities, engagements, or torts of an Outside Director or his or her estate entitled thereto.

7. Rights of Outside Director. Nothing contained in the Plan or with respect to any grant under the Plan shall interfere with or limit in any way the right of shareholders of the Company to remove any Outside Director from the Board, nor confer upon any Outside Director any right to continue on the Board as an Outside Director.

An Outside Director receiving a grant under the Plan shall become the holder of record of the shares awarded under the Plan and shall have all of the incidents of ownership of such shares, including but not limited to the right to vote such shares and receive cash or other dividends payable with respect to such shares, upon distribution of such shares to the Outside Director.

8. Taxes. The Outside Director or his or her estate shall be liable for all taxes on shares issued under the Plan. The Company may make appropriate arrangements to collect from Outside Directors or withhold shares from distribution hereunder in amounts necessary to satisfy any withholding obligation with respect to the issuance of shares under the Plan.


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9.       Amendment or Termination. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated by the Board of Directors or by a committee thereof with the approval of the Board of Directors; provided, however, that, without the approval of the shareholders of the Company entitled to vote thereon, no amendment may be made which would, absent such shareholder approval, disqualify the Plan for coverage under Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as that rule may be amended from time to time; and provided further that the Plan may not be amended more than once every six (6) months unless such amendment is made in order to comply with changes to either the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder. Notwithstanding the foregoing, no such amendment or termination shall impair any rights to payments to which a director may be entitled prior to the effective date of such amendment or termination.

10. Governing Law. The terms of the Plan shall be governed, construed, administered, and regulated by the laws of the state of Georgia and applicable law. In the event that any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal provision had never been included herein.

11. Effective Date. Subject to the approval of the adoption by the Board of this Plan by the sole shareholder of the Company, the Plan shall be effective January 1, 1996.